UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2007, Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC (together the “Borrowers”), all indirect subsidiaries of Aventine Renewable Energy Holdings, Inc. (the “Company”), together with the Company and all of the Company’s other direct or indirect subsidiaries, except for Nebraska Energy, LLC (together hereinafter called the “Loan Parties”), established a five-year, $200 million senior secured revolving credit facility (subject to a right, on an uncommitted basis, to increase the commitments thereunder to up to $300 million) among the Borrowers’, the Loan Parties, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

The Credit Agreement provides the Borrowers’ with an aggregate initial commitment amount of $200 million, subject to collateral availability. The aggregate amount available under the Credit Agreement includes a $25 million sub-limit for letters of credit issued on behalf of the Borrowers’. The terms of the Credit Agreement also include:

Borrowing Base. At any time before the maturity of the facility, the Borrowers’ may draw, repay and re-borrow amounts available under the borrowing base up to the maximum aggregate availability discussed above. Generally, the borrowing base equals the sum of (a) 85% of eligible accounts receivable of the Borrowers’ plus (b) the sum of the following: (i) the lesser of 70% of the base value of the Borrowers’ eligible finished goods inventory or the applicable inventory advance percentage of the Borrowers’ eligible finished goods; (ii) the lesser of 70% of the base value of the Borrowers’ eligible raw materials inventory or the applicable inventory advance percentage of the Borrowers’ eligible raw material; and (iii) the lesser of 70% of the base value of the Borrowers’ eligible in-transit inventory or the applicable inventory advance percentage of the Borrowers’ eligible in-transit inventory. A fixed asset component in an amount of $50 million may be added to the borrowing base on or prior to December 31, 2007 upon the satisfaction of certain requirements as set forth in the Credit Agreement. The administrative agent may establish reserve requirements, and the reserve requirements and eligibility standards may be adjusted during the term with three days notice.

Interest and Fees. Under the Credit Agreement, borrowings generally bear interest, at the Borrowers’ option, at the following rates (i) the LIBO rate multiplied by the statutory reserve rate plus a margin between 1.25% to 1.75%, depending on the average availability, or (ii) the greater of the prime rate or the federal funds rate plus 0.50%, plus a margin between 0.00% to 0.50%, depending on the average availability. Accrued interest is payable monthly on outstanding principal amounts, provided that accrued interest on Eurodollar loans is payable at the end of each interest period, but in no event less frequently than quarterly. In addition, fees and expenses are payable based on unused borrowing availability (0.25% to 0.375% per annum, depending on the average availability), outstanding letters of credit (1.25% to 1.75% fee, depending on the average availability) and administrative and legal costs.

Maturity. The maturity date of the secured revolving credit facility under the Credit Agreement is March 22, 2012, at which time all amounts borrowed under the facility will be due and outstanding letters of credit must be cash collateralized. The facility may be terminated early upon the occurrence of an event of default.

Security. The obligations under the Credit Agreement are secured by (i) a first priority lien on substantially all assets of the Loan Parties, including inventory, accounts receivable and real estate and equipment, and (ii) a first priority pledge of the capital stock of existing and future direct and indirect subsidiaries of the Company, other than Nebraska Energy, LLC unless certain conditions set forth in the Credit Agreement are satisfied.

Covenants. The Credit Agreement continues to contain customary representations and warranties, as well as covenants which, among other things, limit our ability to incur additional indebtedness and liens; enter into transactions with affiliates; make acquisitions; pay dividends; redeem or repurchase capital stock or senior notes; make investments or loans; make negative pledges; consolidate, merge or effect asset sales; or change the nature of our business.

As of March 23, 2007, the Company was in compliance with these covenants.

Events of Default and Acceleration. The secured revolving credit facility contains customary events of default for credit facilities of this size and type, and includes, without limitation, payment defaults; defaults in performance of covenants or other agreements contained in the transaction documents; inaccuracies in representations and warranties; certain defaults, termination events or similar events; certain defaults with respect to any other Company indebtedness in excess of $5.0 million; certain bankruptcy or insolvency events; the rendering of certain judgments in excess of $5.0 million; certain ERISA events; certain change in control events and the defectiveness of any liens under the secured revolving credit facility. Obligations under the secured revolving credit facility may be accelerated upon the occurrence of an event of default.

As of March 23, 2007, one letter of credit in the amount of $1.225 million was outstanding under the secured revolving credit facility, leaving approximately $83.3 million in additional borrowing availability thereunder.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

JPMorgan Chase Bank, N.A., the administrative agent, is also a lender under the senior secured revolving credit facility.

Item 8.01 Other Events.

On March 23, 2007, the Company issued a press release announcing the establishment of the new senior secured revolving credit facility.

A copy of the Company’s press release, dated March 23, 2007, announcing the establishment of the senior secured revolving credit facility is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired – Not Applicable

(b)           Pro forma financial information – Not Applicable

(d)           Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 23, 2007, by and among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC, the other Loan Parties thereto, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated March 23, 2007, issued by the Company, announcing the establishment of the senior secured revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 23, 2007, by and among Aventine Renewable Energy, Inc., Aventine Renewable Energy – Mt Vernon, LLC and Aventine Renewable Energy – Aurora West, LLC, the other Loan Parties thereto, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated March 23, 2007, issued by the Company, announcing the establishment of the senior secured revolving credit facility.